Exhibit 24(a)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Bank of America Corporation (the “Corporation”), whose signatures appear below, hereby makes, constitutes and appoints David G. Leitch and Ross E. Jeffries, Jr., and each of them acting individually, his or her true and lawful attorneys-in-fact and agents with power to act without the other and with full power of substitution, to prepare, execute, deliver and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in his or her name and on his or her behalf, and in each of the undersigned’s capacity or capacities as shown below, a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, with respect to the registration of unsecured obligations of the Corporation to pay deferred compensation under the Bank of America Corporation Deferred Compensation Plan (formerly known as the Bank of America 401(k) Restoration Plan), as amended and restated effective January 1, 2015 and as subsequently amended, and any and all amendments to the Registration Statement (including post-effective amendments), granting unto said attorneys-in-fact and agents full power and authority to do and perform every act necessary or incidental to the performance and execution of the powers granted herein, and ratifying and confirming all acts which said attorneys-in-fact and agents might do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, each of the undersigned officers and directors has executed this Power of Attorney as of the date indicated below.

Signature	Title	Date

/s/ Brian T. Moynihan Brian T. Moynihan	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	November 14, 2019

/s/ Paul M. Donofrio Paul M. Donofrio	Chief Financial Officer (Principal Financial Officer)	November 18, 2019

/s/ Rudolf A. Bless Rudolf A. Bless	Chief Accounting Officer (Principal Accounting Officer)	November 18, 2019

/s/ Sharon L. Allen Sharon L. Allen	Director	November 14, 2019

/s/ Susan S. Bies Susan S. Bies	Director	November 14, 2019

/s/ Jack O. Bovender, Jr. Jack O. Bovender, Jr.	Director	November 14, 2019

/s/ Frank P. Bramble, Sr. Frank P. Bramble, Sr.	Director	November 14, 2019

/s/ Pierre de Weck Pierre de Weck	Director	November 14, 2019

/s/ Arnold W. Donald Arnold W. Donald	Director	November 14, 2019

/s/ Linda P. Hudson Linda P. Hudson	Director	November 14, 2019

/s/ Monica C. Lozano Monica C. Lozano	Director	November 14, 2019

/s/ Thomas J. May Thomas J. May	Director	November 14, 2019

/s/ Lionel L. Nowell, III Lionel L. Nowell, III	Director	November 14, 2019

/s/ Denise Ramos Denise Ramos	Director	November 14, 2019

/s/ Clayton S. Rose Clayton S. Rose	Director	November 14, 2019

/s/ Michael D. White Michael D. White	Director	November 14, 2019

/s/ Thomas D. Woods Thomas D. Woods	Director	November 14, 2019

/s/ R. David Yost R. David Yost	Director	November 14, 2019

/s/ Maria T. Zuber Maria T. Zuber	Director	November 14, 2019

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